DURABLE GENERAL POWER OF ATTORNEY
NEW YORK STATUTORY SHORT FORM

THE POWERS YOU GRANT BELOW CONTINUE TO BE EFFECTIVE SHOULD YOU BECOME DISABLED OR INCOMPETENT

Caution: This is an important document. It gives the person whom you designate (your "Agent") broad powers to handle your property during your lifetime, which may include powers to mortgage, sell, or otherwise dispose of any real or personal property without advance notice to you or approval by you. These powers will continue to exist even after you become disabled or incompetent. These powers are explained more fully in New York General Obligations Law, Article 5, Title 15, Sections 5-1502A through 5-1503, which expressly permit the use of any other or different form of power of attorney.

This document does not authorize anyone to make medical or other health care decisions. You may execute a health care proxy to do this.

If there is anything about this form that you do not understand, you should ask a lawyer to explain it to you.

This is intended to constitute a DURABLE POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General. Obligations Law:

I, Ronald Tascarella of 63 Burden Drive, Oswego, NY 13126, do hereby appoint

James Dowd of Oswego, NY; or Shelley Tafel of Cicero, NY as my attorney-in-fact TO ACT.

(If more than one agent is designated, CHOOSE one of the following two choices by putting your initials in one of the blank spaces to the left of your choice:)

☒	Each agent may Separately act.	☐	All agents must act TOGETHER

(If neither blank apace is initialed, the agents will be required la act TOGETHER.)

IN MY NAME, PLACE AND STEAD in any way which I myself could do, if I were personally present, with respect to the following matters, as each of them is defined in Title 15 of Article 5 of the New York General Obligations Law, to the extent that I am permitted by law to act through an agent:

DIRECTIONS: Initial in the blank space to the left of your choice any one or more of the following lettered subdivisions as to which you WANT to give your agent authority. If the blank space to the left of any particular lettered subdivision is NOT initialed, NO AUTHORITY WILL BE GRANTED for matters that are included in that subdivision. Alternatively, the letter corresponding to each power you wish to grant may be written or typed on the blank line in subdivision "(Q)", and you may then put your initials in the blank space to the left of subdivision "(Q)" in order to grant each of the powers so indicated.

☐	(A)	real estate transactions;	☐	(E)	business operating
transactions;
☐	(B)	chattel and goods transactions;
			☐	(F)	insurance transactions;
☐	(C)	bond, brokerage account	☐	(G)	estate transactions;
transactions
			☐	(H)	claims and litigation;
☐	(D)	banking transactions;
			☐	(I)	personal relationships and
affairs;

			☐	(N)	tax matters;
☐	(J)	benefits from military service;
			☒	(O)	the filing of SEC Forms 3, 4, and
☐	(K)	records, reports and			and 5 on my behalf;
statements;
			☐	(P)	full and unqualified authority
☐	(L)	retirement benefit			to my attorney(s)-in-fact to
		transactions;			delegate any or all of the
foregoing powers to any
☐	(M)	making gifts to my spouse,			person or persons whom my
		children and more remote			attorney(s)-in-fact shall
		descendants, and parents, not			select;
to exceed in the aggregate
		$10,000 to each of such	☐	(Q)	each of the above matters
		persons in any year;			identified, by the following
letters:

Special provisions and limitations may be included in the statutory short form durable power of attorney only if they conform to the requirements of Section 5-1503 of the New York General Obligations Law.

This durable power of attorney shall not be affected by my subsequent disability or incompetence.

If every agent named above is unable or unwilling to serve, I appoint no one to be my agent for all. purposes hereunder.

To induce any third party to act hereunder. I hereby agree that any third party receiving a duly executed, copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third, party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party from and against any and all claims that may arise against such third party by reason of such third parly having relied on the provisions of this instrument.

This durable general power of attorney may be revoked by me at any time.

In Witness Whereof, I have signed my name on July 25, 2006,

/s/ Ron Tascarella

STATE OF NEW YORK	)
COUNTY OF	)	ss:

On the 25th day of July in. the year 2006 before me, the undersigned, personally appeared Ronald Tascarella, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrumental and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Burnadette J. Hillestad
Notary Public
Burnadette J. Hillestad
Notary Public
#01HI6061805
Commision Expires Jul.23, 2009